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                                       1

Invacare Corporation Supplemental Executive Retirement Plan


1 Purpose of the
Plan..........................................................................2

2
Definitions...................................................................2

3 Administration and Interpretation of the Plan...............................5

4 Eligibility and
Enrollment....................................................................5

5 Determination of Plan Benefits..............................................6

6 Payment of Plan
Benefits......................................................................8

7 Disqualification and Reduction, Loss, Forfeiture or Denial of Benefits.....10

8
Miscellaneous................................................................10


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                                       2

Invacare Corporation Supplemental Executive Retirement Plan


     1  PURPOSE  OF  THE  PLAN

     1.1 The purpose of the Invacare Corporation Supplemental Executive Retirement Plan is to attract, retain, motivate, and provide financial security to executive officers who participate in the Plan. The Plan is intended to supplement other retirement and savings plans offered by the Company to provide a specific level of replacement of compensation into retirement.

     1.2 The actual amount of retirement income a Participant may receive will vary by factors such as retirement age, the value of the benefits received from other plans, and the manner in which the Participant elects to receive benefits under this Plan.

     1.3 The Plan is a nonqualified Plan, and benefits accrued under this plan are subject to the claims of the Company's general creditors in the event of the Company's bankruptcy.

2        DEFINITIONS

     2.1 "Agreement" means a written agreement between an Employee and the Company, wherein the Employee is designated eligible to become a Participant, and the Employee and the Company agree to be bound by the terms and conditions of the Plan.

     2.2 "Beneficiary" means the person, persons, or entities designated by the Participant to receive proceeds in the event of death, if any are due.

     2.3  "Bonus  Plan"  means  the   Management   Incentive  Plan  of  Invacare
Corporation.

     2.4 "Change in Control" shall have the same meaning as under the 401(k) Plus Benefit Equalization Plan.

     2.5 "Company" means Invacare Corporation and its successors or assigns.

     2.6 "Company Contribution Offset" means the value of contributions made by the Company on behalf of the Participant to the 401(k) Plan, 401(k) Plus Plan, and the Profit Sharing Plan, as determined in Article 5.

     2.7 "Date of Employment" means the date the Participant began service with the Company.

     2.8 "Date of Enrollment" means the date the Participant began participation in this Plan.

     2.9 "Death" means Termination of Employment by reason of death of the Participant.

     2.10 "Disability" shall have the same meaning as under the Invacare Group Long Term Disability Plan.

     2.11 "Early Retirement" means Termination of Employment on or after the Participant attains age 55 and after the Participant has attained 10 years of Employment Service, unless such Termination of Service is defined as a Normal Retirement, pursuant to Section 2.18.


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                                       3

     2.12 "Earnings" means the Participant's annual base salary in effect the immediately preceding April 1st or on the date of the Participant's Termination of Employment, if such termination occurs on April 1st, plus the Participant's Target Bonus.

     2.13 "Effective Date" means May 1, 1995.

     2.14 "Employee" means an individual who receives salary for personal services rendered to the Company.

     2.15 "Employment Service" means the Participant's number of years of continuous employment with the Company, including periods of Disability, beginning at the Participant's Date of Employment, rounded to the nearest whole number.

     2.16 "Final Earnings" means the Participant's Earnings in effect on his/her Termination of Employment, except in the case of Disability, where the Final Earnings are the Earnings in effect on the last day preceding the disability.

     2.17 "IRC" means the Internal Revenue Code of 1986, as amended.

     2.18 "Normal Retirement" means Termination of Employment on or after the Participant attains age 62 with at least 15 years of Employment Service or age 65.

     2.19 "Participant" means an Employee of the Company who is designated eligible to participate in the Plan and who has met all applicable eligibility requirements provided in article 4 of the Plan.

     2.20 "Plan" means Invacare Corporation Supplemental Executive Retirement Plan.

     2.21 "Plan Administrator" means the Compensation Committee of the Board of Directors of Invacare Corporation.

     2.22 "Plan Committee" means the members of the senior management nominated to administer the Plan by the Plan Administrator.

     2.23 "Prior Distribution Offset" means the annual value of the sum of benefit payments previously distributed under the plan as provided in Article 5.

     2.24 "Salary" means a Participant's annual base salary, before any deductions for taxes, salary reduction agreements, and before inclusion of other benefits.

     2.25 "SERP Benefit" means the benefit payable under the Plan, as determined in Article 5.

     2.26 "Service Ratio" means the lesser of 1 or the ratio of Employment Service to 15, unless otherwise provided in Appendix A.

     2.27 "Social Security Offset" means 50% of the projected primary insurance amount ("PIA") for which the Participant would be eligible under Social Security at the earliest age benefits would commence under Social Security.

     2.28 "Target Bonus" means the annual base salary in effect on the immediately preceding April 1st or on the date of a Participant's Termination of Employment, if any such termination occurs on April 1st, times the target bonus percentage in effect on that same under the Company's Bonus Plan.

     2.29  "Target  Replacement  Ratio"  means  50%  of  a  Participant's  Final
Earnings.

     2.30 "Termination" means a Termination of Employment not caused by death, Disability, Normal Retirement, or Early Retirement, and not within 2 years following a Change in Control.

     2.31 "Termination of Employment" means the Participant ceasing his/her employment with the Company for any reason whatsoever, whether voluntary, including by reason of retirement, death, or disability.

     2.32 "Vesting Service" means the Participant's number of years elapsed since his/her Date of Enrollment in the Plan, rounded to the nearest whole number. In exception of the foregoing, if a Participant's number of years of elapsed since his/her Date of Employment in the Plan, rounded to the nearest whole number is at least 2, Vesting Service shall be the number of years elapsed since his/her Date of Employment, rounded to the nearest whole number.
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                                       4

3 ADMINISTRATION AND INTERPRETATION OF THE PLAN

     3.1 Plan Administration. Except as otherwise provided in the Plan, the Plan Administrator shall have control over the administration and interpretation of the Plan, with all powers necessary to enable it to carry out its duties in that respect. The Plan Administrator may adopt such rules and regulations relating to the Plan as the Plan administrator may deem necessary or advisable for the administration of the Plan. The Plan Administrator may delegate administrative responsibilities to advisors or to other persons and may rely on the information or opinions of legal counsel or experts selected to render advice with respect to the Plan.

     3.2  Actuarial   Valuation  for  Mortality.   Where  necessary,   actuarial
valuations that require adjustments for mortality shall use the 1983 Group Annuity Mortality Table.

     3.3 Actuarial Valuation for Interest Rate. Where necessary, actuarial valuations that require adjustments for interest shall use the greater of 8% or the prior year's Moody's Corporate Bond Yield Average.

4        ELIGIBILITY AND ENROLLMENT

     4.1 Eligibility to Participate in the Plan. To become a Participant in the Plan, an Employee must meet all the following requirements:

     4.1.1 Be designated eligible to participate in the Plan by the Plan Committee; and

     4.1.2 Sign all documents presented by the Plan Administrator necessary or appropriate to carry out the intent of the Plan.

     4.2 Date of Enrollment in the Plan. An Employee who is designated eligible to participate in the plan, and meets the criteria for eligibility described in
Section 4.1, will enter the plan at the first day of the month following the date the Employee completes the requirements for eligibility pursuant to section 4.1.

  5      DETERMINATION OF PLAN BENEFITS

     5.1 Eligibility for Plan Benefits. A Participant shall be eligible for benefits under the following events:


                  5.1.1    Normal Retirement.

                  5.1.2    Early Retirement.

                  5.1.3    Disability.

                  5.1.4    Death.

                  5.1.5    Termination.

                  5.1.6 Voluntary or involuntary Termination of Service within 2 years following a Change in Control.

     5.2 Annual Benefits as Annuities. All benefit determinations in Article 5 relate to annual single-life annuity payments. Benefits may be distributed in other forms, pursuant to article 6, subject to any applicable actuarial adjustments relating to the form of the benefit payment.

     5.3 Value of Company Contributions. The Company's contributions on behalf of a Participant, and any earnings thereon, under the plans listed below shall be used to determine the Company Contribution Offset under the Plan.

     5.3.1 Contributions by the Company to the 401(k) plan.

     5.3.2 Contributions by the Company to the 401(k) Plus plan.

     5.3.3 Contributions by the Company to the Profit Sharing plan.
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                                       5

     5.4 Company Contribution Offset. The amount, if any, under Section 5.3 shall be multiplied by the appropriate factors for mortality and the interest, as provided in Article 3, to determine the annual value of the Company's Contribution. This annual value shall be the Company Contribution Offset.

     5.5 Offset for Prior Distributions. Any distributions or payments under this Plan made on behalf of a Participant prior to an event creating an entitlement to benefits under Section 5.1, the annual value of the cumulative amount of prior benefits, calculated using appropriate factors for morality and interest pursuant to Article 3, shall be the Prior Distribution Offset. In amplification, but not in limitation, of the foregoing, if a Participant receives benefits from the Plan for Disability, subsequently ends Disability, and is eligible for benefits under Section 5.1 for benefits from the Plan, amounts previously distributed for Disability shall constitute an offset to subsequent benefit payments.

     5.6 Vesting of Plan Benefits. The vested portion of a Participant's benefit will be lesser of 100% or 20% times the years of Vesting Service. Notwithstanding the foregoing, a Participant's benefit is 100% vested at age 65 if the attainment of age 65 occurs prior to a Termination of Employment

     5.7 Formula for SERP Benefit. The formula used for determining the SERP Benefit shall be: Final Earnings times Target Replacement Ratio times Service Ratio less Social Security Offset less Company Contribution Offset less Prior Distribution Offset. 5.8 Normal Retirement Benefit. The annual SERP Benefit, payable to a Participant who is eligible to receive benefits pursuant to Section
5.1.1 shall be the amount calculated under Section 5.7. This benefit is subject to vesting under Section 5.6.

     5.8 Normal Retirement Benefit. The annual SERP Benefit, payable to a Participant who is eligible to recieve benefits pursuant to Section 5.1.1 shall be the amount calculated under Section 5.7. This benefit is subject to vesting under Section 5.6.

     5.9 Early Retirement Benefit. The annual SERP Benefit, payable to a Participant who is eligible to receive benefits pursuant to Section 5.1.2 shall be the SERP Benefit calculated under Section 5.7 less 6% of this amount for each year prior to qualification for Normal Retirement if the Participant had remained in full service with the Company. This benefit is subject to vesting under Section 5.6.

     5.10 Disability Benefit. The annual SERP Benefit payable to a Participant who is eligible to receive benefits pursuant to Section 5.1.3 shall be the annual SERP Benefit payable under Section 5.7. This benefit is not subject to vesting under Section 5.6.

     5.11 Death Benefit.  If a Participant is eligible for benefits  pursuant to
Section 5.1.4, the amount of death benefit payable to the Participant's Beneficiary shall be 1 times the Participant's Final Earnings. Notwithstanding
Section 5.2, this amount shall be a lump sum. This benefit is not subject to vesting under Section 5.6.

     5.12 Termination Benefit. The annual SERP Benefit payable under the Plan to a Participant who is eligible for benefits pursuant to Section 5.1.5 shall be the amount calculated under Section 5.7. This benefit is subject to vesting under Section 5.6, and reduction for benefit commencement prior to Participant's Normal Retirement under Section 5.9.

     5.13 Change in Control Benefit. The SERP Benefit payable to a Participant who is eligible for benefits pursuant to Section 5.1.6 shall be the actuarial equivalent of an annual SERP Benefit payable under Section 5.7 calculated using a Service Ratio equal to 1. Notwithstanding Section 5.2, this amount shall be a lump sum. This benefit is not subject to vesting under Section 5.6.

     5.14 Retirement with Permission. The Plan Committee, at its sole discretion, may elect to waive age and service requirements for Normal Retirement and treat any Termination of Employment, for reason other than Death or Change in Control, as a Normal Retirement. Benefits under a retirement with permission are calculated pursuant to Section 5.8.
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                                       6

  6      PAYMENT OF PLAN BENEFITS

     6.1 Events Triggering Distribution. Benefits shall be payable from this Plan to a Participant eligible for benefits pursuant to Section 5.1 beginning upon the occurrence of one of the following events:

     6.1.1 Normal Retirement, if a Participant is eligible for benefits pursuant to Section 5.1.1.

     6.1.2 Early Retirement, if a Participant is eligible for benefits pursuant to Section 5.1.2.

     6.1.3  Disability,  if a Participant  is eligible for benefits  pursuant to
Section 5.1.3.

     6.1.4 Death, if a Participant is eligible for benefits pursuant to Section 5.1.4.

     6.1.5 The earliest date the Participant's Normal Retirement or Early Retirement, based on the Participant's years of Employment Service at his/her termination of service with the Company, if a Participant is eligible for benefits pursuant to Section 5.1.5.

     6.1.6 Termination of Service, if a Participant is eligible for benefits pursuant to Section 5.1.6.

     6.2 Commencement of Benefit Payments. Benefit payments shall commence on the first day of the month following the later of notification of the Plan Committee of an event triggering distributions pursuant to Section 6.1, or the occurrence of such event., Subsequent payments, if any, shall be paid on the first day of each month. Benefit payments, if any are payable under the form of benefit payment, shall continue as long as the Participant remains eligible for benefits under section 5.1.

     6.3 Normal Form of Payment of  Benefits.  Benefits  other than  pursuant to
Section 5.1.4 and Section 5.1.6 shall be paid monthly in amount equal to 1/12 of the SERP Benefit for the life of the Participant.

     6.4 Alternate Benefit Payment Forms-Retirement, Early Retirement, and Disability Benefits. Subject to an election made by the Participant prior to an event triggering distribution, amounts payable under Section 5.8, Section 5.9,
Section 5.1, and Section 5.12 may be paid in a lump sum, a 10 year certain annuity, a joint and 75% survivor annuity, or a joint and 50% survivor annuity. The Benefit payments shall be subject to actuarial adjustment for mortality and interest rate, as provided under Article 3, including any adjustments for the age of the joint annuitant, if applicable.

     6.5 Withholding for Taxes. To the extent required by law in effect at the time payments are made, the Company shall withhold from benefit payments made pursuant to the Plan any taxes required to be withheld by the Federal or any state or local government.

     6.6 Recipients of Benefit Payments. All benefit payments made under this Plan shall be made by the Company to the Participant during his/her lifetime. All subsequent payments, if any, under the Plan shall be made by the Company to the Participant's designated Beneficiary.
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                                       7

  7      DISQUALIFICATION AND REDUCTION, LOSS, FORFEITURE OR DENIAL OF BENEFITS

     7.1 Participants are General Creditors. Participants under this Plan are general creditors of the Company with respect to benefits accrued under the Plan.

     7.2 No claim on Assets. The benefits due under this plan are general obligations of the Company, and Participants have no claim to any assets of the Company, including, but not limited to, assets used by the Company to informally fund its obligations under the Plan.

     7.3 Benefits may not be used as Collateral. Benefits due from the Plan may not be used by the Participant as collateral in any form to obtain or secure personal debt.

  8      MISCELLANEOUS

     8.1 Employment not Guaranteed by the Plan. Neither this plan nor any action taken hereunder shall be construed as giving a Participant a right to be retained as an Employee by the Company for any period.

     8.2 Governing Law. The Plan shall be constructed according to the laws of the state of Ohio.

     8.3 Form of Communication. Any election, application, claim, notice, or other communication required or permitted to be made by a Participant to the Plan Administrator shall be made in writing and in such form as the Plan
Administrator shall prescribe. Such communication shall be effective upon mailing if sent by first-class mail, postage prepaid and addressed to the Company's office at 899 Cleveland Street, Elyria, OH 44036-2125.

     8.4 Amendment and Termination. The Board of Directors may, at any time, amend or terminate the Plan.

     8.5 Agent for Service of Process. The Plan Administrator is designated as the agent to receive service of the legal process on behalf of the Plan.

     8.6 Constructional Rules. When appropriate, the singular used in this Plan shall include the plural, and vice versa, and the masculine shall include the female, and vice versa.

         IN WITNESS WHEREOF, the Company has adopted the Invacare Corporation Supplemental Executive Retirement Plan as of May 1, 1995.


   Invacare Corporation



     /S/ Thomas R. Miklich
   ------------------------------
   (Signature)


     Thomas R. Miklich
   ------------------------------
   (Print Name)


     Chief Financial Officer
   ------------------------------
   (Title)



   ------------------------------
   (Date)

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                                       8


                                                     Appendix A
                                    Supplemental Executive Retirement Plan


   In recognition of valuable service rendered to Invacare Corporation, the following Participants in the Invacare Supplemental Executive Retirement Plan shall, upon remaining fully employed with the Company through May 1, 1997, be granted a Service Ratio of one ("1"):




   Richard Sayers

   Thomas Miklich

   Louis Slangen

   Gerald Blouch


   This Appendix shall be effective beginning May 1, 1996.


   Invacare Corporation


     /S/ Thomas R. Miklich
   ------------------------------
   (Signature)


     Thomas R. Miklich
   ------------------------------
   (Print Name)


     Chief Financial Officer
   ------------------------------
   (Title)



   ------------------------------
   (Date)